Exhibit 4(i)


                [Form of Specimen Certificate
           Representing Shares of Preferred Stock]

   Number                             Shares

   Preferred                          Preferred
    Stock                             Stock

   Incorporated Under the Laws
   of the State of Delaware


                  [HARSCO CORPORATION LOGO]

                                 CUSIP __________

                                 See Reverse for
                                 Certain Definitions


        This certifies that _______________ is the owner of _____ fully-paid and non-assessable shares of __________ [Preferred Stock], par value of One Dollar and Twenty-Five Cents ($1.25) of Harsco Corporation transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed.

        This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness, the corporate seal of the Company and the signatures of its duly authorized officers.

   Dated:  __________
                                 ______________________
                                 [Chairman]

   [corporate seal]

                                 ______________________
                                 [Secretary]

   Countersigned and Registered:

        [Transfer Agent and Registrar]

        By: _________________________
             Authorized Signature

          [Form of Reverse of Specimen Certificate
           Representing Shares of Preferred Stock]

                     HARSCO CORPORATION

        The Company will furnish without charge to each stockholder who so requests, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Secretary of the Company.

        The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

   TEN COM   -    as tenants in common
   TEN ENT   -    as tenants by the entireties
   JT TEN    -    as joint tenants with right of
                  survivorship and not as tenants in
                  common

   UNIF GIFT MIN ACT -  __________   Custodian __________
                        (Cust)                  (Minor)
               under Uniform Gifts to Minors Act ________
                                                 (State)

   Additional abbreviations may also be used though not in the above list.

   For value received, __________ hereby sell, assign and transfer unto



   Please Insert Social Security or Other
     Identifying Number of Assignee

   _________________________________________



   __________________________________________________

        (Please print or typewrite name and address, including zip code, of Assignee)

   __________________________________________________


   __________________________________________________


   ____________________________________________shares

   of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________ Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

   Dated:  __________

             _________________________________________
        NOTICE:   The signature to this Assignment must
                  correspond with the name as written
                  upon the face of the certificate in
                  every particular, without alteration or
                  enlargement or any change whatever.